Exhibit 99.1

ITT Reports Strong 2017 Third-Quarter Results

Raises revenue and EPS guidance

GAAP Results:

  Revenue up 11% to $645 million
  Segment operating income up 14%
  EPS flat at $0.98
  $76 million pre-tax benefit from annual asbestos re-measurement
  FCF (cash flows from operations less capital expenditures) increased 26% to $99 million

Adjusted Results:

  Organic revenue up 5%; Organic orders up 8%
  Adjusted segment operating income up 24%
  Adjusted EPS up 14% to $0.66
  Adjusted FCF of $165 million, up 27 percent; represents 95% conversion

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--November 2, 2017--ITT Inc. (NYSE:ITT) today reported strong 2017 third-quarter financial results that reflect the company’s ability to drive operational improvements and leverage the benefits from proactive restructuring while advancing share gains and market growth strategies in key global end markets.

On a GAAP basis, the company delivered revenue of $645 million, an 11 percent increase over the prior year. Organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) increased 5 percent driven by strength in transportation, reflecting strong performance in automotive and rail partially offset by aerospace. Revenue results also reflect improved performance in the general industrial and chemical markets. Organic orders grew 8 percent primarily due to strong premium transportation share gains, as well as strength in the general industrial markets partially offset by lower pump project activity.

GAAP segment operating income increased 14 percent and adjusted segment operating income increased 24 percent, reflecting strong volumes, productivity and restructuring benefits, improved performance on pump projects and the favorable impacts of foreign exchange, partially offset by higher commodity costs. GAAP segment operating income includes the impact of higher pension costs related to an hourly pension plan freeze and higher acquisition-related costs.

GAAP EPS was flat at $0.98 and adjusted EPS, which excludes special items, increased $0.08 to $0.66, reflecting the 24 percent growth in adjusted segment operating income and favorable impacts from a lower tax rate and share count, partially offset by unfavorable corporate cost comparisons.

For a reconciliation of GAAP to non-GAAP results, please refer to www.itt.com/investors or click here.

“In the third quarter, ITT continued to optimize execution across the enterprise while driving growth and share gains in stabilizing key end markets,” said CEO and President Denise Ramos.

"From an execution standpoint, we drove double-digit adjusted operating income growth across all our businesses and improved adjusted segment margins by 150 basis points. Our Motion Technologies (MT) team continued to execute at a very high level despite pressures from higher commodity costs. We also drove strong operational improvements in Industrial Process (IP) and Connect and Control Technologies (CCT) as we strengthened project performance at IP, delivered solid productivity improvements at our CCT facilities, and continued to leverage the benefits of proactive restructuring in both businesses. This momentum contributed to year-over-year adjusted margin expansion of 490 basis points at IP and 130 basis points at CCT.

“In addition, we continued to grow in our key end markets, including automotive, rail and general industrial. MT delivered a record revenue quarter, driven by double-digit OEM growth in automotive brake pads globally, solid automotive aftermarket growth in Europe, and strength in our shock absorber business due to demand from the China high-speed rail market. We were also pleased to see improved orders across general industrial markets in North America and Europe.

"In the quarter, we also advanced a number of key growth opportunities as we expanded our electric vehicle innovation and testing center in China, and won new business in the EV brake pad and EV connector markets. Our team also won significant new business including additional automotive platform wins in China, a new multi-million dollar rotorcraft platform and a record defense vehicle award for our shock absorber business. All of these multi-year awards are accelerating our forward momentum in exciting markets that will help drive our future growth."

2017 Third-Quarter Business Segment Results

All quarterly results are compared with the respective prior-year periods.

Industrial Process designs and manufactures industrial pumps and valves for the chemical, industrial, oil and gas, and mining markets.

  Total revenue increased 1 percent to $196 million, and organic revenue was flat, reflecting growth in short-cycle pumps and aftermarket service and parts, partially offset by project declines in the midstream oil and gas and mining markets and weaker valves.
  GAAP operating income increased 130 percent to $10 million, and adjusted segment operating income increased 133 percent to $17 million. Both measures primarily reflect favorable aftermarket mix and price, improved project performance and productivity, partially offset by higher material costs. GAAP operating income was also negatively impacted by a $4 million pension curtailment charge.

Motion Technologies designs and manufactures braking technologies, shock absorbers and specialized sealing solutions for the automotive and rail markets.

  Total revenue increased 26 percent to $300 million, and organic revenue increased 12 percent, reflecting a record revenue quarter, driven by double-digit OEM and aftermarket Friction growth, strong growth in the shock absorber business due to strength in Europe and high-speed rail demand in China, and share gains in sealing solutions at Wolverine. Total revenue also includes favorable benefits from foreign exchange and the Axtone acquisition in early 2017.
  GAAP operating income increased 9 percent to $49 million, and adjusted segment operating income increased 12 percent to $53 million. Both increases reflect strong volume growth, benefits from the acquisition of Axtone and Friction productivity improvements, partially offset by commodity costs and pricing pressures. GAAP operating income includes the impact of higher acquisition-related costs.

Connect and Control Technologies designs and manufactures harsh-environment connectors and critical energy absorption and flow control components primarily for the aerospace and defense and industrial markets.

  Total and organic revenue was flat at $149 million, reflecting improvement in general industrial connectors, actuation components, oil and gas connectors in the Middle East and rotorcraft share gains. These gains were offset by declines in aerospace components and energy absorption projects.
  GAAP operating income increased 1 percent to $18 million and adjusted segment operating income increased 11 percent to $21 million. Both measures reflect improved net productivity and restructuring benefits and strong operational improvements in the connectors business, partially offset by the impact of unfavorable foreign exchange. GAAP operating income also includes the negative impact of higher restructuring costs in the current year.

Annual Asbestos Re-measurement

The company also announced that it recognized a $76 million pre-tax net benefit in the third quarter as a result of its annual re-measurement of its asbestos liability and related insurance assets. This benefit reflects fewer projected cases and lower average settlement values. The benefit was recognized as a special item and was excluded from adjusted results. Since 2012, the company has driven strategies that reduced the gross liability by 47 percent. The company also projects no change in the net annual average after-tax cash flow projections compared to prior projections.

Guidance

The company is raising its previously announced 2017 full-year revenue guidance to the new range of up 4 percent to 5 percent primarily due to the strong year-to-date revenue and order growth and the positive impacts of foreign exchange. In addition, the company is raising the midpoint of its previously announced adjusted EPS guidance by $0.07 to $2.52. The new adjusted EPS range is now $2.50 to $2.55. The updated adjusted EPS guidance reflects higher volumes and improved operational execution, partially offset by incremental commodity headwinds. The new adjusted EPS midpoint of $2.52 represents a 9 percent increase compared to the prior year, or a 10 percent increase excluding foreign exchange.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com/investors and will be available on the website from two hours after the webcast until Thursday, Nov. 16, 2017, at midnight.

All references to EPS are defined as diluted earnings per share from continuing operations.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and oil and gas markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2016 revenues of $2.4 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this release are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months		Nine Months
For the Periods Ended September 30	2017	2016	2017	2016
Revenue	$645.0	$581.7	$1,901.7	$1,817.0
Costs of revenue	441.9	397.8	1,291.9	1,232.2
Gross profit	203.1	183.9	609.8	584.8
General and administrative expenses	73.7	59.2	205.2	202.2
Sales and marketing expenses	41.3	39.4	128.3	128.7
Research and development expenses	23.1	18.6	68.2	58.9
Asbestos-related benefit, net	(62.8)	(68.1)	(33.0)	(40.3)
Operating income	127.8	134.8	241.1	235.3
Interest and non-operating expenses, net	0.2	0.3	0.1	1.5
Income from continuing operations before income tax expense	127.6	134.5	241.0	233.8
Income tax expense	40.6	46.1	60.3	75.3
Income from continuing operations	87.0	88.4	180.7	158.5
(Loss) Income from discontinued operations, including tax benefit (expense) of $0.0, $(1.1), $0.2 and $(0.9), respectively	(0.1)	1.8	(0.3)	2.0
Net income	86.9	90.2	180.4	160.5
Less: Income (loss) attributable to noncontrolling interests	—	0.1	(0.3)	0.2
Net income attributable to ITT Inc.	$86.9	$90.1	$180.7	$160.3
Amounts attributable to ITT Inc.:
Income from continuing operations, net of tax	$87.0	$88.3	$181.0	$158.3
(Loss) income from discontinued operations, net of tax	(0.1)	1.8	(0.3)	2.0
Net income attributable to ITT Inc.	$86.9	$90.1	$180.7	$160.3
Earnings per share attributable to ITT Inc.:
Basic:
Continuing operations	$0.99	$0.99	$2.05	$1.77
Discontinued operations	—	0.02	—	0.02
Net income	$0.99	$1.01	$2.05	$1.79
Diluted:
Continuing operations	$0.98	$0.98	$2.03	$1.76
Discontinued operations	—	0.02	—	0.02
Net income	$0.98	$1.00	$2.03	$1.78
Weighted average common shares – basic	88.0	89.2	88.3	89.5
Weighted average common shares – diluted	88.7	89.7	89.0	90.2

CONSOLIDATED CONDENSED BALANCE SHEETS
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$395.6	$460.7
Receivables, net	611.6	523.9
Inventories, net	327.9	295.2
Other current assets	130.1	122.0
Total current assets	1,465.2	1,401.8
Plant, property and equipment, net	503.5	464.5
Goodwill	882.6	774.7
Other intangible assets, net	159.8	160.3
Asbestos-related assets	309.6	314.6
Deferred income taxes	285.7	297.4
Other non-current assets	193.7	188.4
Total non-current assets	2,334.9	2,199.9
Total assets	$3,800.1	$3,601.7
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term loans and current maturities of long-term debt	$191.1	$214.3
Accounts payable	334.7	301.7
Accrued liabilities	399.6	350.2
Total current liabilities	925.4	866.2
Asbestos-related liabilities	798.1	877.5
Postretirement benefits	251.3	248.6
Other non-current liabilities	172.1	181.0
Total non-current liabilities	1,221.5	1,307.1
Total liabilities	2,146.9	2,173.3
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and Outstanding – 88.0 shares and 88.4 shares, respectively	88.0	88.4
Retained earnings	1,924.5	1,789.2
Total accumulated other comprehensive loss	(360.9)	(451.2)
Total ITT Inc. shareholders' equity	1,651.6	1,426.4
Noncontrolling interests	1.6	2.0
Total shareholders’ equity	1,653.2	1,428.4
Total liabilities and shareholders’ equity	$3,800.1	$3,601.7

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

For the Nine Months Ended September 30	2017	2016
Operating Activities
Net income	$180.4	$160.5
Less: (Loss) income from discontinued operations	(0.3)	2.0
Less: (Loss) income attributable to noncontrolling interests	(0.3)	0.2
Income from continuing operations attributable to ITT Inc.	181.0	158.3
Adjustments to income from continuing operations:
Depreciation and amortization	77.6	76.5
Stock-based compensation	12.5	9.1
Asbestos-related benefit, net	(33.0)	(40.3)
Asbestos-related payments, net	(39.5)	(24.5)
Changes in assets and liabilities:
Change in receivables	(47.2)	(13.9)
Change in inventories	(4.2)	(8.9)
Change in accounts payable	3.4	(16.2)
Change in accrued expenses	18.3	(18.8)
Change in accrued and deferred income taxes	19.8	33.3
Other, net	(10.3)	(7.9)
Net Cash – Operating activities	178.4	146.7
Investing Activities
Capital expenditures	(79.2)	(68.1)
Acquisitions, net of cash acquired	(113.7)	(8.8)
Purchases of investments	—	(60.6)
Maturities of investments	—	113.6
Proceeds from sale of assets	3.4	1.4
Other, net	0.2	—
Net Cash – Investing activities	(189.3)	(22.5)
Financing Activities
Commercial paper, net borrowings	17.5	56.5
Short-term revolving loans, borrowings	77.3	27.7
Short-term revolving loans, repayments	(123.9)	(78.3)
Long-term debt, issued	3.9	—
Long-term debt, repayments	(1.1)	(0.8)
Repurchase of common stock	(32.9)	(70.9)
Proceeds from issuance of common stock	6.7	8.8
Dividends paid	(22.8)	(22.6)
Excess tax benefit from equity compensation activity	—	3.4
Other, net	—	(2.2)
Net Cash – Financing activities	(75.3)	(78.4)
Exchange rate effects on cash and cash equivalents	22.3	9.0
Net Cash – Operating activities of discontinued operations	(1.2)	5.3
Net change in cash and cash equivalents	(65.1)	60.1
Cash and cash equivalents – beginning of year	460.7	415.7
Cash and cash equivalents – end of period	$395.6	$475.8
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$2.8	$3.3
Income taxes, net of refunds received	$39.6	$37.2

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are non-GAAP financial measures. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends and share repurchases.
These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators.

Organic Revenue and Organic Orders are defined as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income, Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, and other unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. We believe that these measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company's ongoing operations and performance. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos, the entire free cash flow may not be available for discretionary purposes. We believe that adjusted free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Third Quarter 2017 & 2016
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	Change	% Change
	3M 2017	3M 2016	2017 vs. 2016	2017 vs. 2016	3M 2017	3M 2017	3M 2017	Adj. 2017 vs. 2016	Adj. 2017 vs. 2016

Revenues
ITT Inc. - Consolidated	645.0	581.7	63.3	10.9%	19.6	15.6	609.8	28.1	4.8%

Industrial Process	196.2	195.0	1.2	0.6%	-	1.4	194.8	(0.2)	(0.1%)
Motion Technologies	300.1	238.7	61.4	25.7%	19.6	13.5	267.0	28.3	11.9%
Connect & Control Technologies	149.4	149.0	0.4	0.3%	-	0.7	148.7	(0.3)	(0.2%)

Orders
Total Segment Orders	658.6	573.4	85.2	14.9%	21.5	15.8	621.3	47.9	8.4%

Industrial Process	193.3	198.9	(5.6)	(2.8%)	-	1.5	191.8	(7.1)	(3.6%)
Motion Technologies	323.7	236.8	86.9	36.7%	21.5	13.7	288.5	51.7	21.8%
Connect & Control Technologies	142.5	139.1	3.4	2.4%	-	0.6	141.9	2.8	2.0%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Third Quarter 2017 & 2016
(In Millions)

	3M 2017	3M 2017		3M 2017	3M 2016	3M 2016		3M 2016	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2017 vs. 2016		As Adjusted 2017 vs. 2016

Revenue:
Industrial Process	196.2			196.2	195.0			195.0	0.6%		0.6%
Motion Technologies	300.1			300.1	238.7			238.7	25.7%		25.7%
Connect & Control Technologies	149.4			149.4	149.0			149.0	0.3%		0.3%

Intersegment eliminations	(0.7)			(0.7)	(1.0)			(1.0)
Total Revenue	645.0			645.0	581.7			581.7	10.9%		10.9%

Operating Margin:
Industrial Process	5.0%	360	BP	8.6%	2.2%	150	BP	3.7%	280	BP	490	BP
Motion Technologies	16.4%	110	BP	17.5%	18.9%	70	BP	19.6%	(250)	BP	(210)	BP
Connect & Control Technologies	11.7%	220	BP	13.9%	11.7%	90	BP	12.6%	-	BP	130	BP

Total Operating Segments	11.9%	210	BP	14.0%	11.5%	100	BP	12.5%	40	BP	150	BP

Income (loss):
Industrial Process	9.9	6.9		16.8	4.3	2.9		7.2	130.2%		133.3%
Motion Technologies	49.1	3.4		52.5	45.2	1.7		46.9	8.6%		11.9%
Connect & Control Technologies	17.5	3.2		20.7	17.4	1.3		18.7	0.6%		10.7%

Total Segment Operating Income	76.5	13.5		90.0	66.9	5.9		72.8	14.3%		23.6%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent operating items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Third Quarter 2017 & 2016
(In Millions, except per share amounts)

										Percent Change
	Q3 2017	Non-GAAP		Q3 2017	Q3 2016	Non-GAAP		Q3 2016	2017 vs. 2016	2017 vs. 2016
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	76.5	13.5	#A	90.0	66.9	5.9	#A	72.8

Corporate (Expense)	51.3	(62.9)	#B	(11.6)	67.9	(67.4)	#B	0.5

Operating Income	127.8	(49.4)		78.4	134.8	(61.5)		73.3

Interest Income (Expense)	(0.4)	-		(0.4)	(0.2)	(0.5)	#C	(0.7)
Other Income (Expense)	0.2	-		0.2	(0.1)	-		(0.1)

Income from Continuing Operations before Tax	127.6	(49.4)		78.2	134.5	(62.0)		72.5

Income Tax (Expense)	(40.6)	20.5	#D	(20.1)	(46.1)	25.7	#D	(20.4)

Income from Continuing Operations	87.0	(28.9)		58.1	88.4	(36.3)		52.1

Less: Non Controlling Interest	-	-		-	0.1	-		0.1

Income from Continuing Operations - ITT Inc.	87.0	(28.9)		58.1	88.3	(36.3)		52.0

EPS from Continuing Operations	0.98	(0.32)		0.66	0.98	(0.40)		0.58	0.08	13.8%

Note: Amounts may not calculate due to rounding.

#A	-	2017 includes restructuring and realignment costs ($6.5M), pension settlement costs ($3.7), and acquisition related costs ($3.3M).
#A	-	2016 includes restructuring and realignment costs ($5.3M); acquisition related costs ($0.6M).

#B	-	2017 includes restructuring income ($0.6M), certain costs associated primarily with sale of excess property and other acquisition related costs ($0.5M) and asbestos related income ($62.8M).
Note: ($62.8M) net asbestos related income includes adjustment to maintain 10 year accrual ($13.6M) and remeasurement income of ($76.4M).
#B	-	2016 includes realignment costs of ($0.7M); asbestos related income of ($68.1M).
Note: ($68.1M) net asbestos related income includes adjustment to maintain 10 year accrual ($13.7M) and remeasurement income of ($81.8M).

#C	-	2016 includes interest income for a change in uncertain tax position.

#D	-	2017 includes various tax-related special items including tax expense on distribution of foreign earnings ($1.4M), and the tax impact of other operating special items.

#D	-

2016 includes various tax-related special items, including tax expense on distribution of foreign earnings ($1.9M), tax expense on undistributed foreign earnings ($21.7M), tax benefit on valuation allowance changes ($4.5M), tax benefit on return to accruals ($3.9M), tax benefit for changes in uncertain tax positions ($11.0M), in addition to the tax impact of other operating special items.

ITT Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Third Quarter 2017 & 2016
(In Millions)

	9M 2017	9M 2016

Net Cash - Operating Activities	178.4	146.7

Capital Expenditures	79.2	68.1

Free Cash Flow	99.2	78.6

Realignment Related Cash Payments, including Capex	9.0	4.2
Restructuring Cash Payments	13.8	22.7
Asbestos Cash Payments, net	39.5	24.5
Discretionary Pension Contributions, net of tax	3.2	-
Adjusted Free Cash Flow	164.7	130.0

Income from Continuing Operations - ITT Inc.	181.0	158.3

Special Items	(7.6)	7.2

Income from Continuing Operations - ITT Inc., Excluding
Special Items	173.4	165.5

Adjusted Free Cash Flow Conversion	95.0%	78.5%

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2017

	2017 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$2.34	$2.45

Estimated Asbestos Related Costs, Net of Tax	(0.13)	(0.13)

	$2.21	$2.32

Estimated Restructuring, Realignment and Other Costs, Net of Tax	0.25	0.21

Acquisition Related Costs, Net of Tax	0.10	0.08

Other Special Tax Items	(0.06)	(0.06)

EPS from Continuing Operations - Adjusted	$2.50	$2.55

CONTACT:
ITT Inc.
Investors:
Jessica Kourakos, +1 914-641-2030
jessica.kourakos@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com